Exhibit 5.4

June 3, 2011

Atkore International Holdings Inc.

16100 South Lathrop Avenue

Harvey, Illinois 60426

Re: Atkore International Holdings Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is delivered in our capacity as local counsel to Georgia Pipe Company, a Georgia corporation (the “Company”), and a wholly-owned indirect subsidiary of Atkore International Holdings Inc., a Delaware corporation (“Atkore”) in connection with the filing of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by Atkore, Atkore International, Inc. (the “Issuer”) and the additional registrants named therein, including the Company (together with the Company and Atkore, the “Guarantors”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance by the Issuer of up to $410,000,000 aggregate principal amount of its registered 9.875% Senior Secured Notes due 2018 (the “New Notes”) and the issuance by the Guarantors of registered guarantees pursuant to the Indenture, as defined below (the “Guarantees”) with respect to the New Notes in exchange for currently outstanding $410,000,000 aggregate principal amount of its 9.875% Senior Secured notes due 2018 (the “Old Notes”) and related guarantees, upon the terms and subject to the conditions set forth in Registration Statement and the related Letter of Transmittal (which, together with the Registration Statement, constitute the “Exchange Offer”).  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The New Notes and Guarantees will be and the Old Notes and the guarantees of the Old Notes are governed by the indenture dated as of December 22, 2010, as amended by the First Supplemental Indenture dated December 22, 2010 (as amended or supplemented through the date hereof, the “Indenture”), among the Issuer, the Guarantors and Wilmington Trust FSB, as trustee.  The Exchange Offer constitutes an offer to exchange the New Notes for up to an equal aggregate principal amount of the Old Notes.  The Company’s Guarantee of the New Notes shall be referred to herein as the “Guarantee”.

Atkore International Holdings Inc.

June 3, 2011

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i) the Registration Statement;

(ii) the Indenture;

(iii) the form of New Notes;

(iv) the Articles of Incorporation of the Company, certified as of June 1, 2011 by the Secretary of State of the State of Georgia, and the Bylaws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof (collectively, the “Company Charter Documents”);

(v) a certificate of the Secretary of State of the State of Georgia as to the incorporation and legal existence of the Company as of June 1, 2011; and

(vii) resolutions adopted by the Company’s board of directors, certified by the Secretary of the Company, relating to the execution and delivery of, and the performance by the Company of, the Guarantee.

In addition to the foregoing, we have made such investigations of law and examined such further documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due authorization, execution and delivery of the Guarantee by the Company); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Guarantee is the valid and binding obligation of each of the parties thereto (other than the Company), enforceable against such parties (other than the Company) in accordance with its terms and that the Guarantee has not been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements

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June 3, 2011

contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; and (viii) that the rights and remedies set forth in the Guarantee will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of the Issuer or the Company. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

When the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Our opinion set forth above is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

We are members of the Bar of the State of New York and the State of Georgia, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the State of New York and the State of Georgia.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references to our firm under the caption “Validity of the Notes” and the inclusion of this opinion as an exhibit to the Registration Statement.  Debevoise & Plimpton LLP is hereby authorized to rely on this opinion letter for purposes of the opinion it is giving in connection with the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and

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regulations of the Commission thereunder.  This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP